THE TERMS AND CONDITIONS OF THE WARRANT OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS AND PROSPECTUS SUPPLEMENT (TOGETHER, THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. ADDITIONAL COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY, AS WARRANT AGENT FOR FNB UNITED CORP. (THE "COMPANY").

WARRANT NUMBER

NUMBER OF SHARES

FNBUNITED

ASHEBORO, NORTH CAROLINA

Incorporated under the laws of the State of North Carolina

SEE REVERSE FOR CERTAIN DEFINITIONS

WARRANT CERTIFICATE

Evidencing a Non-Transferable Warrant to Purchase Shares of Common Stock

Exercise Price: $16.00 per Share

CUSIP 302519111

REGISTERED OWNER:

VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION TIME OF 5:00 PM EASTERN TIME, JULY 27, 2012

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSER COMPANY
(CRANFORD, NJ)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of this warrant to purchase the number of shares of common stock, no par value, of FNB United Corp. set forth above, on the terms and subject to the conditions set forth in the Prospectus, the instructions relating hereto on the reverse side hereof and the instructions as to the use of this certificate included in this mailing. The non-transferable warrant represented by this Warrant Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the exercise price for the share(s) of common stock to be purchased, as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE WARRANT EVIDENCED BY THIS WARRANT CERTIFICATE IS NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE. No fractional shares will be issued. This Warrant does not entitle the holder to any of the rights of a shareholder of the Company until such Warrant is exercised in accordance with the instructions herein. This Warrant Certificate is governed by the laws of the State of North Carolina.

DATED:

ROBERT L. REID, PRESIDENT

FNB UNITED CORP. CORPORATE SEAL 1984 N.C.

BETH S. DESIMONE, SECRETARY

DELIVERY OPTIONS FOR WARRANT CERTIFICATE By Mail, Hand, Express Mail or Overnight Courier: Registrar and Transfer Company ATTN: Reorg/Exchange Dept. 10 Commerce Drive Cranford, NJ 07016 DELIVERY OF THIS WARRANT CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY Delivery by facsimile will not constitute valid delivery. NOTICE OF EXERCISE. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. SECTION 1 COMPLETE THE FOLLOWING IF YOU WISH TO PURCHASE ALL OR A PORTION OF THE SHARES OF THE COMPANY’S COMMON STOCK WHICH THIS WARRANT ENTITLES YOU TO PURCHASE: Exercise of Warrant I exercise my right to purchase pursuant to this warrant ________ shares of common stock of the Company. Therefore, I remit payment of: _______________ x $16.00 = $ (# of shares) (exercise price) (total payment) in the form of (check one): an uncertified check drawn on a U.S. bank payable to “Registrar and Transfer Company as warrant offering agent for various holders.” a certified check drawn on CommunityOne Bank, N.A. or Bank or Granite payable to “Registrar and Transfer Company as warrant offering agent for various holders.” wire transfer directly to the following account: ABA No. 031-201-360, Account No. 276-053-5977, TD Bank, 6000 Atrium Way, Mt. Laurel, NJ, 08054, Account Name: “Registrar and Transfer Company as warrant offering agent for various holders.” _____________________________________________________________ Signature(s) of Warrantholder(s) ______________ Indicate, by initialing in the provided blank, that you are aware of the absence of deposit insurance covering the securities being sold pursuant to this Warrant Certificate. IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERNATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS WARRANT CERTIFICATE. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity. Please provide the following information (please print). See the instructions. Name(s): ______________________________________________________ Capacity (Full Title): _____________________________________________ Taxpayer ID # or Social Security #: _________________________________ SECTION 2 SPECIAL ISSUANCE OR DELIVERY INSTRUCTION FOR WARRANTHOLDERS: (a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW. ISSUE COMMON STOCK TO: ______________________________________________________________ (Please Print Name) ______________________________________________________________ (Print Full Address) ______________________________________________________________ (Social Security # or Tax ID #) (b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW. ______________________________________________________________ (Please Print Name) ______________________________________________________________ (Print Full Address) ______________________________________________________________ (Social Security # or Tax ID #) GUARANTEE OF SIGNATURE(S) YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER. Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17AD-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm or a domestic stock exchange or (c) a credit union. Signature: _____________________________________________________ (Name of Bank or Firm) By: __________________________________________________________ (Signature of Officer) FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY AN UNCERTIFIED CHECK DRAWN UPON A UNITED STATES BANK, A CERTIFIED CHECK DRAWN UPON COMMUNITYONE BANK OR BANK OF GRANITE OR WIRE TRANSFER PAYABLE TO REGISTRAR AND TRANSFER COMPANY AS WARRANT OFFERING AGENT FOR VARIOUS HOLDERS.